UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 31, 2007
(Date of earliest event reported)

NAUTILUS, INC.
(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

16400 SE Nautilus Drive
Vancouver, Washington 98683
(Address of principal executive offices and zip code)

(360) 859-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC. FORM 8-K

Item 1.01. Entry into a Material Definitive Agreement

     On January 29, 2007, Nautilus, Inc. amended its $25 million revolving credit agreement with Bank of America dated October 30, 2006. The amended agreement extends the expiration date from January 31, 2007 to February 15, 2007.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     In a meeting held on January 28, 2007, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) adjusted the annual base salary of and approved equity compensation for the Company’s “named executive officers,” as defined in Item 402 of Regulation S-K.

			Stock	Performance	Bonus
Name	Title	Annual Salary	Options (1)	Units (2)	Percent (3)

Greggory Hammann	Chairman, Chief Executive Officer and
	President	600,000	50,000	15,000	100%

Timothy Hawkins	President, Fitness Equipment Business	296,010	18,000	4,200	50%

William	Chief Financial Officer, Secretary and
Meadowcroft	Treasurer	286,000	18,000	4,200	50%

Darryl Thomas	President, International Equipment Business	235,870	12,000	3,000	40%

Stephen Eichen	Chief Information Officer	229,194	12,000	1,800	40%

(1)	The stock options were issued pursuant to the Company’s 2005 Long Term Incentive Plan. The options vest in four equal annual installments beginning on January 28, 2008. The options expire on January 28, 2014.

(2)	The performance unit awards were issued pursuant to the Company’s 2005 Long Term Incentive Plan. The awards vest annually over three years, and entitle the executive to receive shares of the Company’s common stock if the Company achieves certain targeted annual earnings per share.

(3)	The Company’s officers are eligible to receive incentive compensation based on achievement of the Company’s earnings target and achievement of individual objectives. The Plan provides for a target bonus equal to a percentage of the officer’s annual base salary. This target bonus is dependent on achievement of the Company’s earnings target and on achievement of the individual objectives. The percentage of annual base salary that is paid as incentive compensation increases or decreases in the event the Company and officer achieve greater than, or less than, 100% of the earnings target and individual goals.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On January 29, 2007, the Board of Directors of Nautilus, Inc. (the "Company") adopted an amendment to the Company's Amended and Restated Bylaws to clarify that shares of the Company's capital stock may be issued in uncertificated form (i.e. to allow direct registration to record stock ownership without issuing paper stock certificates). The text of the amendment is attached hereto as Exhibit 3.1.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.

Description

3.1	Amendment to Amended and Restated Bylaws of the Company, dated January 29, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

January 31, 2007	By:	/s/ William D. Meadowcroft

(Date)		William D. Meadowcroft,
Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Bylaws of the Company, dated January 29, 2007.

Exhibit 3.1

Amendment to Nautilus, Inc. Amended and Restated Bylaws

1.	Section 5.2 of the Company’s Amended and Restated Bylaws is hereby amended by adding the following sentence as the first sentence to said section:

Shares of the corporation may be, but are not required to be, represented by certificates.

2.	The Company’s Amended and Restated Bylaws are hereby further amended by adding the following new Section 5.3 and by renumbering the succeeding sections to conform therewith:

	5.3	Uncertificated Shares. Shares of the corporation may be issued by the corporation in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

Shares in uncertificated form shall be transferable only on the record of shareholders of the corporation by the holder thereof in person or by attorney upon compliance with the customary procedures for transferring such shares. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a record containing the information required on certificates by the Washington Business Corporation Act.